EXHIBIT 10.01
June 2, 2005
Via Facsimile Transmission
Kennath Marin
Executive Corporate Core Commodity Manager
Memory Product Division
Infineon Technologies AG
Gustav-Heinemann-Ring 212
D-81739 Munchen
Germany

Re:	Extension of Basic Purchase Agreement
Dear Kennath Marin:
     We write to confirm our companies’ agreement to extend the term of the Basic Purchase Agreement (“Agreement”) between, on the one hand, Infineon Technologies AG, WhiteOak Semiconductor Partnership (now Infineon Technologies Richmond), and on the other hand, FormFactor, Inc. Specifically, this letter confirms that we have agreed to extend the term of the Agreement to and until September 30, 2005. All other terms and conditions of the Agreement remain unchanged.
     As required by the Agreement, and in order to ensure the completeness of everyone’s files, we would appreciate it if you would countersign this letter in the space provided below and return it to our office.
     If you have any questions or concerns, please do not hesitate to contact me.
Very Truly Yours,

Peter B. Mathews
Sr. Vice President, Worldwide Sales
Accepted and agreed to on June 7, 2005

Infineon	Technologies AG	FormFactor, Inc.

By:	/s/ i.v. KENNETH E. MARIN	/s/ PETER B. MATHEWS

Its:	Comm. Mgr. MARIN K.	Sr. VP

/s/ i.v. CHRISTIAN BRUNNER
BRUNNER - Sen Dir [illegible]

7005 Southfront Road, Livermore, CA 94551 USA  •  PH: 925.290.4000  •  FX: 925.290.4010